UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 13, 2009

GENTA INCORPORATED
(Exact Name of Registrant
as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19635	33-0326866
(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive Berkeley Heights, NJ	07922
(Address of Principal Executive Offices)	(Zip Code)

(908) 286-9800
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 13, 2009, Genta Incorporated (the “Company”) issued a press release announcing that shares of the Company’s common stock will begin trading on July 13 under the symbol GETA.OB after implementation of the Company’s previously announced one-for-fifty reverse stock split of its common stock. The reverse split will reduce the outstanding number of shares of Genta’s common stock from approximately 5.4 billion to approximately 108 million shares

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of the Company dated July 13, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED

Date:	July 13, 2009	By:	/s/ GARY SIEGEL
			Name:	Gary Siegel
			Title:	Vice President, Finance

EXHIBIT INDEX

Exhibit Number	Description	Sequentially Numbered Page

99.1	Press Release of the Company dated July 13, 2009